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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Vericel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 22, 2018

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 2, 2018 at 9:00 a.m., local time, at Vericel Corporation's headquarters located at 64 Sidney St., Cambridge, MA 02139.

At this Annual Meeting, the agenda includes (1) the election of seven (7) directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, (3) an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, and (4) the approval, on an advisory basis, of the compensation of our named executive officers. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the ratification of the appointment of PricewaterhouseCoopers LLP, for every 1 YEAR as the frequency of holding future advisory votes on the compensation of our named executive officers and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

All shareholders are cordially invited to attend the Annual Meeting in person. Enclosed are a Notice of Annual Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to our shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting of Shareholders that you received in the mail. Please give the proxy materials your careful attention.

Whether or not you plan to attend the meeting, please carefully review the enclosed Proxy Statement and then cast your vote, regardless of the number of shares you hold. If you are a shareholder of record, you may vote via the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the prepaid envelope. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

The Board of Directors and management team look forward to seeing you at the Annual Meeting.

Sincerely,

DOMINICK C. COLANGELO President and Chief Executive Officer

i

ii

VERICEL CORPORATION
64 Sidney St.
Cambridge, MA 02139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2018

TIME	9:00 a.m., local time, on Wednesday, May 2, 2018
PLACE	Vericel Corporation, 64 Sidney St., Cambridge, MA, 02139
ITEMS OF BUSINESS	1. To elect seven (7) directors to each serve a term of one year expiring at the 2019 Annual Meeting of Shareholders;
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3. To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
4. To approve, on an advisory basis, the compensation of our named executive officers; and
5. To consider such other business as may properly come before the Annual Meeting of Shareholders and any adjournment thereof.
RECORD DATE	You may vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 9, 2018.
VOTING BY PROXY
If you cannot attend the Annual Meeting of Shareholders, you may vote your shares via the Internet, by telephone by following the instructions on your proxy card and on www.proxyvote.com. If you have requested a proxy card by mail, you may vote by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH

OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

By order of the Board of Directors,

JACQUELYN FAHEY SANDELL Corporate Secretary Cambridge, Massachusetts March 22, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VERICEL 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2018: The Notice of Annual Meeting of Shareholders, proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.vcel.com by following the link for "Investor Relations." To obtain directions to our offices in order to attend the Annual Meeting in person, please contact Investor Relations at (734) 418-4411.

VERICEL CORPORATION
64 Sidney St.
Cambridge, MA 02139

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Vericel Corporation, a Michigan corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 2, 2018 at 9:00 a.m., local time, at our headquarters located at 64 Sidney St., Cambridge, MA 02139, or at any adjournments or postponements thereof (the "Annual Meeting"). An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2017, and this Proxy Statement are being made available to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about March 22, 2018. Unless the context requires otherwise, references to "we," "us," "our," and "Vericel" refer to Vericel Corporation.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

  1.
  To elect seven (7) directors to each serve a term of one year expiring at the 2019 Annual Meeting of Shareholders;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  3.
  To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and

  4.
  To approve, on an advisory basis, the compensation of our named executive officers.

Who is entitled to vote?

Shareholders as of the close of business on March 9, 2018 (the "Record Date") may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•
Held directly in your name as "shareholder of record" (also referred to as "registered shareholder"); and

•
Held for you in an account with a broker, bank or other nominee (shares held in "street name"). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. "Broker non-votes" (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 36,439,270 shares of Vericel's common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting (present in person or represented by proxy).

•
The seven (7) candidates for election who receive a plurality vote in the affirmative will be elected;

•
Ratifying PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm for fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the votes cast on the proposal;

•
On the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, the frequency (every one, two or three years) that receives the highest number of votes cast on the proposal shall be deemed the frequency recommended by shareholders; and

•
Approval of the non-binding, advisory resolution to approve the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted and who are the proxies?

You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and "broker non-votes" will not be counted toward such nominee's achievement of plurality.

You may vote "FOR," "AGAINST" or "ABSTAIN" on the ratification of PricewaterhouseCoopers LLP. If you abstain from voting on the proposal to ratify PricewaterhouseCoopers LLP, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, "broker non-votes" will have no effect on the ratification.

You may vote for "1 YEAR," "2 YEARS" "3 YEARS" or "ABSTAIN" on the non-binding, advisory vote on the frequency of future non-binding, advisory resolutions to approve the compensation of our named executive officers. If you abstain from voting on the frequency of future non-binding, advisory resolutions to approve the compensation of the Company's named executive officers, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted for holding non-binding, advisory votes to approve the compensation of the Company's named executive officers every "1 YEAR".

You may vote "FOR," "AGAINST" or "ABSTAIN" on the non-binding, advisory resolution approving the compensation of our named executive officers. If you abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" the resolution approving the compensation of our named executive officers.

The persons named as attorneys-in-fact in the proxies, Dominick C. Colangelo and Gerard Michel, were selected by the Board of Directors and are officers of Vericel. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•
"FOR" each of the nominees to the Board of Directors;

•
"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm for the fiscal year ending December 31, 2018;

•
Every "1 YEAR" on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers; and

•
"FOR" the advisory resolution to approve the compensation of our named executive officers.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•
By Internet or Telephone—You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

•
By Mail—If you requested a proxy card by mail, you may vote by signing, voting and returning your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you vote by Internet or telephone, please do not mail the proxy card. Your proxy card must be received prior to the Annual Meeting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 1, 2018.

How do I vote my shares in person at the meeting?

If you are a shareholder of record (also referred to as "registered shareholder") and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

•
Sending a written statement to that effect to the Corporate Secretary of Vericel;

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Voting by Internet or telephone at a later time;

•
Submitting a properly signed proxy card with a later date; or

•
Voting in person at the Annual Meeting.

What are the costs associated with the solicitation of proxies?

The cost of soliciting proxies will be borne by us. Voting results will be tabulated and certified by Broadridge Financial Solutions. Vericel may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Vericel may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors will consist of not less than five nor more than nine members, as fixed from time to time by a resolution of the Board of Directors and that all directors will be elected annually. The Board of Directors currently consists of seven directors. The persons named below as nominees for director will, if elected, each serve a term of one year expiring at the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified.

The table below sets forth Vericel's directors and nominees and their respective ages as of February 28, 2017.

Name	Position	Age	Director Since
Robert L. Zerbe, M.D.*	Chairman of the Board of Directors	67	2006
Dominick C. Colangelo*	President and Chief Executive Officer and Director	54	2013
Alan L. Rubino*	Director	63	2005
Heidi Hagen*	Director	49	2013
Steven Gilman, Ph.D.*	Director	65	2015
Kevin F. McLaughlin*	Director	61	2015
Paul Wotton, Ph.D.*	Director	57	2015
*
Director nominee

Director Nominees for Election at the 2018 Annual Meeting of Shareholders

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Vericel.

Robert L. Zerbe, M.D., a Director since January 2006 and Chairman of the Board of Directors since October 2012, was, until July 2016, the Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company which he co-founded in 2000. Prior to his role at QUATRx, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly and Company (from 1982 to 1993) and Pfizer (formerly Parke-Davis) (from 1993 to 2000). During his tenure at Eli Lilly and Company, Dr. Zerbe's clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke-Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor® and Neurontin®. Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. He also serves on the Board of Directors of Metabolic Solutions Development Company and Cirius Therapeutics, both private companies focusing on metabolic diseases. The Board of Directors believes Dr. Zerbe's qualifications to sit on our Board of Directors include his management positions at major pharmaceutical companies, including the experience he gleaned in his clinical development roles.

Dominick C. Colangelo, a Director since March 2013, has served as Vericel's President and Chief Executive Officer since March 2013. Mr. Colangelo has more than twenty years of executive management and corporate development experience in the biopharmaceutical industry, including nearly a decade with Eli Lilly and Company. During his career, he has held a variety of executive positions of increasing responsibility in product development, pharmaceutical operations, sales and marketing, and corporate development. He has extensive experience in the acquisition, development and commercialization of products across a variety of therapeutic areas. During his tenure at Eli Lilly and Company, he held positions as Director of Strategy and Business Development for Lilly's Diabetes Product Group and also served as a founding Managing Director of Lilly Ventures. Mr. Colangelo received his B.S.B.A. in Accounting, Magna Cum Laude, from the State University of New York at Buffalo and a J.D. degree, with Honors, from the Duke University School of Law. The Board of Directors believes Mr. Colangelo's qualifications to sit on our Board of Directors include his significant contributions within the biopharmaceutical industry.

Alan L. Rubino, a Director since September 2005, has served as Chief Executive Officer and President of Emisphere Technologies, Inc., a publicly-held company headquartered in Roseland, New Jersey since September 2012. Prior to joining Emisphere, Mr. Rubino served as Chief Executive Officer and President of New American Therapeutics, Inc., a specialty pharmaceutical company, from October 2010 to August 2012, where he led the acquisition of penciclovir from Novartis AG. From February 2008 to September 2010, Mr. Rubino served as the Chief Executive Officer and President of Akrimax Pharmaceuticals, LLC, an integrated specialty pharmaceutical company. Prior to this he served as President and Chief Operating Officer of Pharmos Corporation, a biopharmaceutical company. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-La Roche, Inc., a research-focused healthcare company, from 1977 to 2001, where he was a member of the U.S. Executive and Operating Committees and an executive officer. During his Roche tenure, he held a series of key executive positions in marketing, sales, business operations, supply chain and human resource management. In addition, he was assigned to various executive committee roles in the areas of marketing, project management, and globalization of Roche Holdings. Mr. Rubino also held senior executive positions at PDI, Inc., a sales and marketing support company, and Cardinal Health, a company focused on improving the cost-effectiveness of health care, from 2001 to 2003. He received a Bachelor of Arts degree in economics from Rutgers University with a minor in biology/chemistry and also completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Additionally, he serves on the Board of Advisors of Rutgers University School of Business and the Lerner Center for Pharmaceutical Studies. Mr. Rubino has also served as a member of the Board of Directors of SANUWAVE Health, Inc. since 2014, and since May 2010 of Genisphere, Inc., a private company that provides a nanotechnology platform for targeted drug delivery, a method of delivering medication to a patient that increases the concentration of the medication in targeted parts of the body. The Board of Directors believes Mr. Rubino's qualifications to sit on our Board of Directors include his leadership roles in the life sciences industry in a wide range of positions, including positions focused on sales and marketing and SEC matters.

Heidi Hagen, a Director since August 2013, has been a biotechnology and pharma operations and technology consultant with HH Consulting LLC since October 2012. Since October 2015, Ms. Hagen has served as Chief Strategy Officer for Vineti Inc., a privately-held company that develops and sells cloud-based software platforms for ordering, manufacturing and delivering personalized medicines. Previously, Ms. Hagen served as interim Chief Commercial Officer at ZappRx, Inc. from January 2015 to June 2015. Prior to that, Ms. Hagen served as Global Chief Operating Officer at Sotio LLC, a biotechnology company developing new therapies for the treatment of cancer and autoimmune diseases using its immunotherapy platform and proprietary cell-based technologies, from March 2013 to April 2014. Prior to joining Sotio, Ms. Hagen was Senior Vice President of Operations at Dendreon Corporation, from 2002 to 2012, where she was responsible for, among other duties, manufacturing and supply chain operations. Prior to joining Dendreon, Ms. Hagen spent nearly ten years at Immunex Corporation, where she held several positions in drug development and supply chain and operations management. Ms. Hagen earned her B.S. in cell and molecular biology, M.S. in bioengineering, and

MBA at the University of Washington. The Board of Directors believes Ms. Hagen's qualifications to sit on our Board of Directors include her leadership roles in the biotechnology industry in a wide range of positions.

Steven C. Gilman, Ph.D., a Director since January 2015, currently serves as the Chairman of the Board of Directors and Chief Executive Officer of ContraFect Corporation. He previously served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals from September 2010 until its acquisition by Merck & Co. in January 2015. Prior to joining Cubist, Dr. Gilman served as Chairman of the Board of Directors of and Chief Executive Officer of ActivBiotics, Inc., a privately held biopharmaceutical company, from March 2004 to October 2007. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager, Inflammation. Prior to Millennium, he was Group Director at Pfizer Global Research and Development and has also held scientific, business, and academic appointments at Wyeth Pharmaceuticals, Inc., Cytogen Corporation, Temple Medical School, and Connecticut College. In addition, Dr. Gilman currently serves on the board of directors of Keryx Biopharmaceuticals, Inc., Momenta Pharmaceuticals, ContraFect Corporation and SCYNEXIS, Inc. Dr. Gilman had also served on the board of directors of the Massachusetts Biotechnology Association. Dr. Gilman received his Ph.D. and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. The Board of Directors believes Dr. Gilman's qualifications to sit on our Board of Directors include his leadership roles in the biopharmaceutical industry in a wide range of positions.

Kevin F. McLaughlin, a Director since January 2015, has been the Senior Vice President, Chief Financial Officer and Treasurer at Acceleron Pharma Inc. since 2010. Previously he served as Senior Vice President and Chief Financial Officer of Qteros, Inc., a cellulosic biofuels company from 2009 to 2010. From 2007 through 2009, he served as the Chief Operating Officer and a director of Aptius Education, Inc., a company which offers publishing services, which he co-founded in 2007. From 1996 through 2007, Mr. McLaughlin held several executive positions with PRAECIS Pharmaceuticals, Inc. He joined PRAECIS as their first Chief Financial Officer where he had responsibility for private financings, partnership financings, the company's initial public offering and subsequent stock offering. Later, Mr. McLaughlin became COO, and then President and Chief Executive Officer, and he served as a member of the board of directors. In this capacity he was responsible for negotiating the sale of the company to GlaxoSmithKline. He began his career in senior financial roles at Prime Computer and Computervision Corporation. Mr. McLaughlin is a member of the Board of Directors of Stealth BioTherapeutics Inc., a privately-held biotechnology company. Mr. McLaughlin received a B.S. in business from Northeastern University and an MBA from Babson College. The Board of Directors believes Mr. McLaughlin's qualifications to sit on our Board of Directors include his leadership roles in the biopharmaceutical industry in a wide range of positions.

Paul Wotton, Ph.D., a Director since January 2015, currently serves as the President and Chief Executive Officer of Sigilon Therapeutics, Inc. Prior to that, he served as the Co-Chairman of the Integration Management Office at Astellas Pharma US, Inc. from February 2016 until May 2016. He served as the President and Chief Executive Officer and a member of the board of directors of Ocata Therapeutics, Inc. from July 2014 until its acquisition by Astellas Pharma US Inc. in February 2016. Prior to Ocata Therapeutics, Inc., Dr. Wotton served as President and Chief Executive Officer and a member of the board of directors of Antares Pharma Inc. from October 2008 to June 2014. Prior to joining Antares, Dr. Wotton was the Chief Executive Officer of Topigen Pharmaceuticals and prior to Topigen, he was the Global Head of Business Development of SkyePharma PLC. Earlier in his career he held senior level positions at Eurand International BV, Penwest Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme. Dr. Wotton is Chairman of the Board of Directors of

Cynata Therapeutics Limited and a member of the board of directors of Veloxis Pharmaceuticals A/S, where he is also Chairman of the Compensation Committee. He is also past Chairman of the Emerging Companies Advisory Board of BIOTEC Canada. In 2014, Dr. Wotton was named Ernst & Young Entrepreneur of the Year for Life Sciences, New Jersey. Dr. Wotton received his Ph.D. in pharmaceutical sciences from the University of Nottingham. The Board of Directors believes Dr. Wotton's qualifications to sit on our Board of Directors include his leadership roles in the life sciences industry in a wide range of positions.

Vote Required and Board of Directors' Recommendation

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and "broker non-votes" will not be counted toward such nominee's achievement of plurality.

The Board of Directors recommends that shareholders vote FOR the election of each nominee named in the above table.

Board Meetings and Committees

During the fiscal year ended December 31, 2017, the Board of Directors held twelve meetings. Each director serving on the Board of Directors in such fiscal year attended at least 85% of such meetings of the Board of Directors and the Committees on which he or she served.

Audit Committee

Under the terms of its current Charter, the Audit Committee's responsibilities include reviewing with Vericel's independent accountants and management the annual financial statements and independent accountants' opinion, reviewing the scope and results of the examination of Vericel's financial statements by the independent accountants, reviewing all professional services performed and related fees by the independent accountants, approving the retention of the independent accountants and periodically reviewing Vericel's accounting policies and internal accounting and financial controls. The Audit Committee may delegate duties or responsibilities to subcommittees or to one member of the Audit Committee. Mr. McLaughlin (Chair), Mr. Rubino and Dr. Zerbe were members of the Audit Committee during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, the Audit Committee held six meetings. All members of our Audit Committee are independent (as independence is defined in Rule 5605(a)(2) and as required under Rule 5605(c)(2) of the NASDAQ listing standards). Since March 2015, Mr. McLaughlin has been designated as an audit committee financial expert as defined in the rules of the Securities and Exchange Commission (the "SEC"). The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

Compensation Committee

Under the terms of its current Charter, the Compensation Committee's responsibilities include determining and approving salary and bonus levels and equity award grants with respect to executive officers, determining and approving equity award grants with respect to all employees, and reviewing and proposing to the Board of Directors changes in director compensation. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee's compensation philosophy and strategy. In addition, the Compensation Committee is responsible for retaining and approving the compensation of any compensation advisers and evaluating the independence of any such compensation advisers. The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. Mr. Rubino (Chair), Ms. Hagen and Dr. Gilman were members of the Compensation Committee during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, the Compensation Committee held seven meetings. All members of our Compensation Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee acts pursuant to a written Charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link.

Governance and Nominating Committee

Under the terms of its current Charter, the Governance and Nominating Committee's (the "Governance Committee") responsibilities include assisting Vericel's Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors on (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) establishing a process for identifying and evaluating nominees for the Board of Directors. The Governance Committee may delegate duties or responsibilities to subcommittees or to one member of the Governance Committee. The Governance Committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, our corporate governance policies, procedures and practices at all levels. Ms. Hagen (Chair), Dr. Zerbe and Dr. Wotton were members of the Governance Committee during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, the Governance Committee held four meetings. All members of the Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Governance Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link.

Director Nominations

The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors, among others:

•
the appropriate size of our Board of Directors and its committees;

•
the needs of Vericel with respect to the particular talents and experience of its directors;

•
the nominee's interest in becoming an effective, collaborative member of the Board of Directors, and the nominee's ability to work in a collegial style with the other directors;

•
the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service;

•
experience with accounting rules and practices;

•
experience with regulatory and SEC requirements applicable to public companies;

•
experience with regulatory requirements applicable to our industry;

•
appreciation of the relationship of our business to the changing needs of society; and

•
balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Governance Committee's goal is to assemble a Board of Directors that brings to Vericel a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

Neither the Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. In general, the Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of knowledge, skills and experience for the needs of Vericel's business. The Governance Committee and the Board of Directors discuss the composition of directors on the Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

Other than the criteria listed above, there are no stated minimum criteria for director nominees. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of the Board of Directors must meet the definition of "independent director" under the NASDAQ listing standards or the listing standards of any other applicable self-regulatory organization. The Governance Committee also believes it appropriate for at least one member of Vericel's management to participate as a member of the Board of Directors.

The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors that is up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with Vericel's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by Vericel no later than 120 days prior to the anniversary of the date proxy statements were made available to shareholders in connection with the prior year's Annual Meeting of Shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 64 Sidney St., Cambridge, MA 02139, and must contain the following information:

•
a statement by the shareholder that he/she is the holder of at least 1% of our common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the Annual Meeting of Shareholders;

•
the candidate's name, age, contact information and current principal occupation or employment;

•
a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including the candidate's principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•
the candidate's resume.

The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Board of Directors Leadership Structure

The Board of Directors' general policy is that the position of Chairman of the Board of Directors may be held by the CEO, but that if those positions are held by the same individual or if the Chairman is otherwise not independent, the Board of Directors shall appoint an independent Lead Director. The CEO shall preside at all meetings of the shareholders and, unless a Chairman has been elected, at all meetings of the Board of Directors at which he or she is present. If a Chairman has been elected, he or she shall preside at all Board of Directors meetings at which he or she is present and, if independent, at all executive sessions of the independent directors, and shall perform such other powers and duties as may be assigned to him or her by the Board of Directors. If the Chairman is not independent and a Lead Director is appointed, he or she shall preside at executive sessions of the independent directors and will bear such further responsibilities as the full Board of Directors may designate from time to time. Currently, the position of Chairman of the Board of Directors is held by Dr. Zerbe.

The independent members of the Board of Directors have periodically reviewed this leadership structure and believe it is appropriate for Vericel at the current time. The CEO is responsible for setting the strategic direction for Vericel and the day-to-day leadership and performance of Vericel, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. The CEO and Chairman of the Board of Directors provide leadership to the Board of Directors and work with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board of Directors presides over executive sessions and ensures that no conflict of interest arises between management and the functions of the Board of Directors and facilitates communication among the directors. The Chairman of the Board of Directors and the CEO work together to provide an appropriate information flow to the Board of Directors, and the Chairman of the Board of Directors works with other Board of Directors members to provide strong, independent oversight of Vericel's management and affairs. Thus, the Board of Directors believes that the current structure balances the needs for the CEO to run Vericel on a day-to-day basis with the benefit provided to Vericel by significant involvement and leadership of an independent Chairman of the Board of Directors.

Shareholder Communications with Directors

The Board of Directors has adopted a Shareholder Communications with Directors Policy. The Shareholder Communications with Directors Policy is available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Board Member Attendance at Annual Meetings Policy. This policy is available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link. All of the directors then in office attended our Annual Meeting of Shareholders held in May 2017.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors as well as a separate Code of Ethics for Senior Financial Officers. These Codes of Ethics are available on the Investor Relations page of our website, www.vcel.com, and by following the Corporate Governance link. We will also make information related to any amendments to, or waivers from, these Codes of Ethics, available on the website.

Board of Directors Member Independence

The Board of Directors has determined that all of the members of the Board of Directors and each director nominee, other than Mr. Colangelo, are independent within the meaning of the director independence standards of NASDAQ and the SEC. Mr. Colangelo is not considered independent because of his current employment by Vericel.

Risk Oversight

Assessing and managing risk is the responsibility of Vericel's management. The Board of Directors oversees and reviews certain aspects of our risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board of Directors is directly involved in overseeing risks related to Vericel's overall strategy, including clinical and product development strategies, financing strategies, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•
The Audit Committee has responsibility for overseeing Vericel's internal financial and accounting controls, work performed by Vericel's independent registered public accounting firm and internal audit team. As part of its oversight function, the Audit Committee regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, Vericel, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to Vericel's senior management and the Audit Committee. The Audit Committee also reviews transactions between Vericel and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

•
The Compensation Committee is responsible for overseeing risks related to Vericel's cash and equity-based compensation programs and practices and ensuring that executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on Vericel.

•
The Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance and works to ensure that our corporate governance does not encourage or promote excessive risk taking on the part of the Board of Directors or by employees of Vericel.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm to audit the consolidated financial statements of Vericel for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountant at any time during the year if they determine that such a change would be in the best interests of Vericel and its shareholders.

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2017 by PricewaterhouseCoopers LLP, our independent registered public accounting firm for that period, to ensure they maintain their independence. The following table sets forth the aggregate fees accrued by Vericel for the fiscal years ended December 31, 2016 and 2017, respectively, for PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2017
Audit Fees	$797,500	$971,150(1)
Audit Related Fees	—	8,100
Tax Fees	—	—
All Other Fees	1,800	1,800(2)

Total	$799,300	$981,050

(1)
The Audit Fees for the years ended December 31, 2016 and 2017, respectively, were for professional services rendered for the audits and reviews of the consolidated financial statements of Vericel, professional services rendered for issuance of consents, comfort letters, assistance with review of documents filed with the SEC and out-of-pocket expenses incurred.

(2)
Annual license fee for technical accounting research software.

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2016 and 2017, respectively, were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP attended all except two of the meetings of the Audit Committee during the fiscal year ended December 31, 2016 and all of the meetings of the Audit Committee during the fiscal year ended December 31, 2017. We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors' Recommendation

The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of Vericel is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted "FOR" this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, "broker non-votes" will have no effect on the ratification.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Vericel's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

 PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Overview

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires us to submit a non-binding, advisory resolution, commonly known as a "say-on-frequency" proposal, to shareholders at least once every six years to determine whether advisory votes on executive compensation, such as Proposal 4, should be held every one, two or three years. At the 2012 annual meeting of shareholders, the shareholders voted to hold a "say-on-pay" proposal every year. Following the vote at this Annual Meeting, the next say-on-frequency proposal will be voted upon at the 2024 Annual Meeting of Shareholders.

After careful consideration, our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our shareholders to provide timely and direct input on Vericel's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with Vericel's efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. Accordingly, we are asking our shareholders to vote for every "1 YEAR" as the frequency for future non-binding, advisory votes on the compensation of our named executive officers.

Vote Required and Board of Directors' Recommendation

This vote is advisory, and therefore will not have any binding legal effect on Vericel, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes to approve the compensation of our named executive officers. The frequency that receives the highest number of votes cast on the proposal shall be deemed the frequency recommended by shareholders. Abstentions and broker non-votes will have no effect on this Proposal 3. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted for every 1 YEAR.

The Board of Directors unanimously recommends that you vote, on an advisory basis, that future advisory votes on the compensation of our named executive officers be held every 1 YEAR.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Act, this proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This is commonly known as, and is referred to herein as, a "say-on-pay" proposal or resolution. Under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), generally, each public company must submit a say-on-pay proposal to its shareholders not less frequently than once every three years.

As discussed under Compensation Discussion and Analysis below, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our strong strategic and financial performance in 2017.

We are asking our shareholders to vote "FOR" the following resolution at our Annual Meeting:

"RESOLVED, that the compensation paid to Vericel's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED."

We are asking our shareholders to indicate their support for our named executive officers' compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required and Board of Directors' Recommendation

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on Vericel, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and intend to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this Proposal 4. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" Proposal 4.

We believe that our compensation program for our named executive officers is in the best interest of Vericel and our shareholders. Therefore, the Board of Directors unanimously recommends a vote FOR the approval of this resolution.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 9, 2018, or as otherwise set forth below, with respect to the beneficial ownership of Vericel's common stock by (i) all persons known by Vericel to be the beneficial owners of more than 5% of the outstanding common stock of Vericel; (ii) each director and director nominee of Vericel, (iii) each executive officer of Vericel named in the Summary Compensation Table, and (iv) all executive officers and directors of Vericel as a group.

	Shares Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class(2)
5% Stockholders:
Consonance Capital Management LP(3)	3,381,303	9.3%
Archon Capital Management LLC(4)	3,229,777	8.9%
Directors and Named Executive Officers:
Robert L. Zerbe(5)	69,808	*
Alan L. Rubino(6)	69,807	*
Heidi Hagen(7)	58,250	*
Steven Gilman(8)	52,500	*
Kevin E. McLaughlin(9)	52,500	*
Paul Wotton(10)	52,500	*
Dominick C. Colangelo(11)	711,777	2%
Daniel R. Orlando(12)	320,359	*
Gerard Michel(13)	308,428	*
All officers and directors as a group (9 persons)(14)	1,695,929	4.7%
*
Represents less than 1% of the outstanding shares of Vericel's common stock equivalents.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Vericel, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include certain options under our 2017 Omnibus Incentive Plan (our "2017 Plan"), our Second Amended and Restated 2009 Omnibus Incentive Plan (the "2009 Plan"), our 2004 Equity Incentive Plan (the "2004 Plan") and our 2015 Employee Stock Purchase Plan (the "ESPP"). Pursuant to the rules of the SEC, the number of shares of Vericel's common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 9, 2018.

(2)
Calculated on the basis of 36,439,270 shares of common stock outstanding as of March 9, 2018.

(3)
Consonance Capital Management LP has shared voting and dispositive power with respect to all 3,381,303 shares pursuant to an investment advisory agreement between Consonance Capital Management LP and Consonance Capital Master Account LP, which is the direct holder of all 3,381,303 shares. Consonance Capman LLC is the general partner of Consonance Capital Management LP and Mitchell Blutt is the Manager and Member of Consonance Capman LLC and the Chief Executive Officer of Consonance Capital Management LP. The address for Consonance Capital Management LP is 1370 Avenue of the Americas, Suite 3301, New York, NY 10019.

(4)
Archon Capital Management LLC has shared voting and dispositive power with respect to all 3,229,777 shares, which voting and dispositive power is shared with Strategos Fund L.P., of which Archon Capital Management LLC is the General Partner, and Constantinos Christofilis, who is the sole managing member of Strategos. The address for Archon Capital Management LLC is 1100 19th Avenue E, Seattle, WA 98112.

(5)
Includes 69,763 shares issuable upon exercise of options held by Dr. Zerbe that are exercisable within the 60-day period following March 9, 2018.

(6)
Includes 69,763 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following March 9, 2018.

(7)
Includes 58,250 shares issuable upon exercise of options held by Ms. Hagen that are exercisable within the 60-day period following March 9, 2018.

(8)
Includes 52,500 shares issuable upon exercise of options held by Dr. Gilman that are exercisable within the 60-day period following March 9, 2018.

(9)
Includes 52,500 shares issuable upon exercise of options held by Mr. McLaughlin that are exercisable within the 60-day period following March 9, 2018.

(10)
Includes 52,500 shares issuable upon exercise of options held by Dr. Wotton that are exercisable within the 60-day period following March 9, 2018.

(11)
Includes 638,710 shares issuable upon exercise of options held by Mr. Colangelo that are exercisable within the 60-day period following March 9, 2018.

(12)
Includes 296,501 shares issuable upon exercise of options held by Mr. Orlando that are exercisable within the 60-day period following March 9, 2018.

(13)
Includes 270,937 shares issuable upon exercise of options held by Mr. Michel that are exercisable within the 60-day period following March 9, 2018.

(14)
Includes 1,561,424 shares issuable upon exercise of options/warrants that are exercisable within the 60-day period following March 9, 2018. The address for the nine (9) beneficial owners that are persons is c/o Vericel Corporation, 64 Sidney St., Cambridge, MA 02139.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, which is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code (the "Code") and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to review and determine the compensation packages of our executive officers. Our named executive officers for fiscal year 2017 are those individuals listed in the "2017 Summary Compensation Table" below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in the "Board Meetings and Committees—Compensation Committee" section of this Proxy Statement.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objectives of our executive compensation program are to attract, retain and motivate talented executives who are critical for the continued growth and success of Vericel and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•
attract talented and experienced executives to join the company;

•
motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•
focus executive behavior on achievement of our corporate mission and short-term and long-term corporate objectives and strategy;

•
build a culture of "pay for performance"; and

•
align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. The annual incentive motivates named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward our long-term performance and achievement of specific financial goals and to strongly align named executive officers' interests with those of shareholders.

Elements of Executive Officer Compensation

The primary elements of our executive officer compensation program are: (i) annual base salary; (ii) annual incentive compensation, which is based on overall company performance and the achievement of specified company goals; and (iii) long-term equity incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2017, the Compensation Committee considered a number of criteria, including the executive's position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives, external market data and retention concerns. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to stockholders at Vericel's 2017 Annual Meeting of Shareholders. There was strong support at the 2017 annual meeting for the compensation program offered to Vericel's named executive officers with more than 94% of votes cast in favor. In light of the strong support for our executive compensation program reflected by the results of the 2017 "say-on-pay" proposal, the Compensation Committee made no significant changes to Vericel's executive compensation program for 2017.

The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration its understanding of external market data, including compensation practices of comparable companies (based on size and stage of development), and independent third party market data, including drug development survey data. Periodically, the Compensation Committee engages an independent consultant to perform an analysis of the current compensation program. In 2017, the Compensation Committee engaged Frederic W. Cook & Co., Inc. ("F.W. Cook") to perform an independent review of the compensation program for our executive officers. F.W. Cook reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee, F.W. Cook does not provide any consulting services to Vericel or its executive officers. Our Compensation Committee performs an annual assessment of the independence of its compensation advisers. Our Compensation Committee has determined that F.W. Cook is independent and that their work has not raised any conflict of interests.

As part of its engagement, F.W. Cook analyzed compensation data relating to our 2017 peer group companies as approved by the Compensation Committee with input and guidance from F.W. Cook. For 2017 compensation decisions, our peer group consisted of the following 17 publicly-traded companies, which had market capitalization in the previous fiscal year below $1.15 billion, and the majority of which either have a commercial product or FDA approved compound: Agenus Inc., Alimera Sciences, Inc., Amarin Corporation, Anika Therapeutics, Inc., Athersys, Inc., BioTime, Inc., Caladrius Biosciences, Inc., Corcept Therapeutics, Inc., Enanta Pharmaceuticals, Inc., Keryx Biopharmaceuticals, Inc., Merrimack Pharmaceuticals, Inc., Progenics Pharmaceuticals, Inc., Repligen Corporation, Sucampo Pharmaceuticals, Inc., Supernus Pharmaceuticals, Inc., Vanda Pharmaceuticals, Inc. and Zogenix, Inc. F.W. Cook's analysis showed that the total direct compensation value of Vericel's named executive officers was below the 2017 peer group median.

Generally, our Compensation Committee reviews and approves compensation arrangements for executive officers in the first quarter of each year and in connection with the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally presented at the time of our Compensation Committee's review of executive compensation arrangements.

In 2017, we considered the provisions of Section 162(m) of the Code as then in effect and related treasury regulations that restricted deductibility of compensation paid to our named executive officers (other than our principal financial officer) to the extent such compensation exceeded $1,000,000 and did not qualify for an exception as commission-based compensation or "qualified performance-based compensation". In 2017, the Compensation Committee endeavored to structure compensation to maintain deductibility under Section 162(m) of the Code to the extent practicable while maintaining the ability to provide competitive, compensation program for our named executive officers. Beginning in 2018, recently-enacted tax legislation (1) expands the scope of Section 162(m) such that all named executive officers are "covered employees" and anyone who was a named executive officer in any year after 2016 will remain a covered employees for as long as he or she (or his or her beneficiaries) receives compensation from the company and (2) eliminates the exception to the deduction limit for commission-based compensation and performance-based compensation except with respect to certain grandfathered arrangements in effect as of November 2, 2017. Accordingly, any compensation paid to a covered employee in excess of $1,000,000 will be non-deductible going forward, unless paid pursuant to a grandfathered arrangement, as discussed above. The Compensation Committee believes that shareholder interests are best served if the committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels that will be deductible, particularly in light of the elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Base Salary

The Compensation Committee performs a review of base salaries for our executive officers annually. We may also change the base salary of an executive officer at other times due to market conditions or if a change in the scope of the officer's responsibilities justifies such adjustment. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year.

In February 2017, our Compensation Committee approved merit increases in base salary for each of our named executive officers serving at that time, based upon various factors, including a review of individual performance during 2016 and a comparison of projected cash compensation against various benchmarks. In 2016, F.W. Cook's executive management salary recommendations were aimed at providing cash compensation in the 25th-50th percentile of the market with the aim of approaching the median in later years. In 2017, F.W. Cook's executive management salary recommendations were based on the goal of providing cash compensation at or near the median, taking into account tenure in the executive's position and the executive's performance. Based in part on F.W. Cook's recommendation, our Compensation Committee approved base salary increases in order to maintain competitive compensation arrangements for executive officers relative to our peer group and to reward strong performance in 2016. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers:

	Base Salary Adjustments
Name	2016 Base Salary($)	2017 Base Salary($)	Increase (%)
Dominick C. Colangelo	505,000	555,500	10%
Daniel Orlando	330,000	345,000	4.5%
Gerard Michel	365,000	374,000	2.5%

Annual Non-Equity Incentive Compensation

Given the nature of our business, the determination of annual incentives for our executives has been tied to achieving our financial targets, promoting our commercial cell therapy business, and expanding the product portfolio. Each executive officer has a target cash incentive amount that is set as a percentage of his base salary. The amount of the cash incentives awarded by the Compensation Committee to our named executive officers each year is based on the achievement of performance and corporate goals set by the Compensation Committee in advance, which are designed to capture the important operational and financial aspects of the organization. The 2017 base corporate goals approved by our Compensation Committee were:

1)
Achieve Financial Targets (the "Financial Goals") (35%):

a.
Generate total net product revenues of $77.4 million or more, and

b.
Achieve budget expense target of $78.5 million (excluding depreciation, amortization, stock-based compensation).

2)
Advance Products and Life Cycle Management (the "Product Goals") (40%):

a.
Complete MACI post-approval CMC commitments in accordance with FDA approval letter timelines,

b.
Finalize cartilage repair franchise life-cycle management plan and MACI EU strategy by the end of Q3; execute allogenic research plan, and

c.
Publish MACI 5-year data in peer-reviewed journal; finalize MACI pediatric study strategy and submit final protocol to the FDA by June 30th.

3)
Complete Business Development Transaction and Improve Efficiency (the "Business Development Goals") (25%):

a.
Execute high-quality business development transaction, and

b.
Complete long-term manufacturing design plan designed to materially increase gross margins for Board approval.

In making its determination regarding the Company's 2017 annual incentive program, the Compensation Committee considered our success against 2017 corporate goals. The Compensation Committee made a determination of a 100% achievement of the Company's corporate goals for 2017, based on the following conclusions:

1)
35% out of a targeted 35% was awarded for the Financial Goals. The Company was awarded target points for these goals, primarily as a result of exceeding goals relating to controlling budget expense.

2)
40% out of a targeted 40% was awarded for Product Goals. The Compensation Committee awarded target points for these goals, primarily due to the completion of the relevant CMC post-marketing commitments for MACI, as well as the completion of the life cycle management plan.

3)
25% out of a targeted 25% was awarded for the Business Development Goals. The Compensation Committee awarded target points for this goal because the Company did execute a high-quality business development transaction in 2017 and completed a Board-approved long-term manufacturing design plan.

The table below shows the target award under the incentive program as a percentage of each named executive officer's annual base salary in 2017, the target cash award opportunity in dollars for 2017 and the actual cash bonus payments to our named executive officers for 2017 performance, which will be paid in March 2018, as well as the actual bonus payment as a percentage of the target award opportunity.

	2017 Annual Incentive Program
Name	2017 Target Award (% of Base Salary)	2017 Target Award Opportunity ($)	2017 Actual Bonus Payment ($)	2017 Actual Bonus Payment (% of Target Award Opportunity)
Dominick C. Colangelo	60%	333,300	333,300	100%
Daniel Orlando	40%	138,000	138,000	100%
Gerard Michel	40%	149,600	149,600	100%

Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that awarding stock options aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry, as well as our peer group. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant. In 2017, the Compensation Committee engaged F.W. Cook to continue its independent review of the equity incentive plan option grant practices of the Company as compared to the general market and our 2017 peer group. The results of the independent review showed that named executive officer equity awards had grant date fair values below the median of the 2017 peer group.

On February 7, 2017 and May 22, 2017, the Compensation Committee granted the following stock options to our named executive officers:

Name	February 7th Award: Number of Shares Underlying Options (#)	May 22nd Award: Number of Shares Underlying Options (#)
Dominick C. Colangelo	210,000	90,000
Daniel Orlando	70,000	30,000
Gerard Michel	70,000	30,000

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, and stock option awards vest over time, subject to continued employment with our company over the vesting period. Stock options generally vest over four years. All stock options have an exercise price equal to fair market value of our common stock on the date of grant, which is equal to our closing market price on such date.

Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, paid time-off, life and disability insurance and a 401(k) plan.

We provide the benefits above to attract and retain our executive officers and other employees by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of the total compensation of our named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:

Alan L. Rubino, Chairman
Heidi Hagen
Steven Gilman

This report shall not constitute "soliciting material," shall not be deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Summary Compensation Table

The following table summarizes all compensation earned by or paid to Dominick C. Colangelo, our chief executive officer effective March 1, 2013; Daniel Orlando, our chief operating officer effective August 27, 2012; and Gerard Michel, our chief financial officer and vice president of corporate development effective June 2, 2014 (the "named executive officers") during the fiscal years ended December 31, 2017, 2016 and 2015.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Dominick C. Colangelo	2017	555,500	573,559	333,300	11,667	(4)	1,474,026
President and CEO	2016	505,000	219,450	272,700	11,341		1,008,491
	2015	485,000	954,800	247,350	11,295		1,698,445

Daniel Orlando	2017	345,000	191,186	138,000	11,647	(5)	685,833
Chief Operating Officer	2016	330,000	106,400	118,800	11,341		566,541
	2015	320,000	416,640	108,800	11,295		856,735
Gerard Michel	2017	374,000	191,186	149,600	11,647	(6)	726,433
CFO and VP of Corporate	2016	365,000	106,400	131,400	11,341		614,141
Development	2015	356,000	390,600	121,040	140,049		1,007,689
(1)
Amount reflects the grant date fair value of the named executive officer's stock options, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Notes 2 and 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 5, 2018.

(2)
Amounts reported in this column represent annual cash incentive bonuses, which were awarded based on achievement of corporate performance goals and individual performance for the year indicated. The 2017 cash incentive bonus determinations are described in more detail above under the heading "Annual Non-Equity Incentive Compensation."

(3)
Amounts reported in the all other compensation column include Vericel's contributions to its 401(k) Plan and life insurance premiums, as detailed in footnotes 4, 5 and 6. None of the named executive officers received perquisites having an aggregate value of $10,000 or more in the fiscal years ended December 31, 2017, 2016 or 2015, respectively.

(4)
This amount includes Vericel's contributions of $9,450 made to Mr. Colangelo's 401(k) Plan and payments of $2,217 for life insurance premiums.

(5)
This amount includes Vericel's contributions of $9,450 made to Mr. Orlando's 401(k) Plan and payments of $2,197 for life insurance premiums.

(6)
This amount includes Vericel's contributions of $9,450 made to Mr. Michel's 401(k) Plan and payments of $2,197 for life insurance premiums.

Grants of Plan-Based Awards

The following table presents information on all grants of plan-based awards made in the fiscal year ended December 31, 2017 to our named executive officers:

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards(1)			All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)
							Grant date fair value of stock and option awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dominick C. Colangelo	2/7/2017	—	333,000	399,600	210,000	2.75	407,422
	5/22/2017				90,000	2.65	166,137
Daniel Orlando	2/7/2017	—	132,000	158,400	70,000	2.75	135,807
	5/22/2017				30,000	2.65	55,379
Gerard Michel	2/7/2017	—	149,600	179,520	70,000	2.75	135,807
					30,000	2.65	55,379
(1)
Non-equity incentive plan awards consist of performance-based cash bonuses earned based on achievement of pre-determined performance criteria during fiscal year 2017. The 2017 cash incentive bonus determinations are described in more detail above under the heading "Annual Non-Equity Incentive Compensation."

(2)
This reflects the grant date fair value of awards granted to our named executive officers during fiscal year 2017, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Notes 2 and 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 5, 2018.

Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the named executive officers that were outstanding as of December 31, 2017. We currently grant stock-based awards pursuant to our 2017 Plan and have outstanding awards under our Second Amended and Restated 2009 Omnibus Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Dominick C. Colangelo	3/6/2013	(2)	55,001	—	25.80	3/6/2023
	1/3/2014		51,562	3,483	3.57	1/3/2024
	1/5/2015		302,500	137,500	3.02	1/5/2025
	2/9/2016		72,187	92,813	1.95	2/9/2026
	2/8/2017		39,375	170,625	2.75	2/8/2027
	5/22/2017	(3)	16,875	73,125	2.65	5/22/2027
Daniel Orlando	10/23/2012	(4)	25,001	—	29.40	10/23/2022
	1/3/2014		30,937	2,063	3.57	1/3/2024
	1/5/2015		132,000	60,000	3.02	1/5/2025
	2/9/2016		35,000	45,000	1.95	2/9/2026
	2/8/2017		13,125	56,875	2.75	2/8/2027
	5/22/2017	(3)	5,625	24,375	2.65	5/22/2027
Gerard Michel	6/11/2014	(4)	39,375	5,625	4.36	6/11/2024
	1/5/2015		123,750	56,250	3.02	1/5/2025
	2/9/2016		35,000	45,000	1.95	2/9/2026
	2/8/2017		13,125	56,875	2.75	2/8/2027
	5/22/2017	(3)	5,625	24,375	2.65	5/22/2027
(1)
Unless otherwise noted, options vest over a period of four years, with 6.25% vesting each quarter following the grant date.

(2)
This option vested over a period of four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter.

(3)
These options vest over a period of four years, with 6.25% vesting each quarter following February 8, 2017.

(4)
These options vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting each quarter thereafter.

Option Exercises and Stock Vested

During the year ended December 31, 2017, there were no option awards exercised by any of our named executive officers. None of our named executive officers held equity awards other than stock options during the year ended December 31, 2017.

Pension Benefits

We do not offer any defined benefit pension plans or arrangements.

Nonqualified Deferred Compensation

There were no nonqualified deferred compensation plans or arrangements offered to any of our executive officers during 2017.

Employment Contracts, including Termination of Employment and Change of Control Arrangements

We have entered into employment agreements with our named executive officers that provide for specified payments and benefits in connection with a termination of employment by us without Cause or a resignation by the named executive officer for Good Reason (as such terms are defined in the employment agreements). Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a qualifying termination are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally.

In connection with the Compensation Committee's regularly scheduled review of executive compensation in 2017, and in consultation with our independent compensation advisers, F.W. Cook, we amended the employment agreements of the members of our executive management in order to harmonize certain discrepancies identified across such employment agreements during our review and align the benefits provided more closely with those provided by our peer companies. The following are summaries of the material terms of employment agreements with our named executive officers.

Mr. Colangelo's Agreement

On March 4, 2013, Mr. Colangelo and Vericel entered into an Employment Agreement, which was amended on September 14, 2017 (the "Colangelo Employment Agreement"). Mr. Colangelo's current annual base salary is $592,000, which is reviewed annually by the Compensation Committee. Mr. Colangelo is also eligible to receive cash incentive compensation as determined by the Compensation Committee. Mr. Colangelo's target annual incentive compensation is currently 60% of his base salary. Under the Colangelo Employment Agreement, Mr. Colangelo is eligible to receive stock option and other equity awards from time to time at the discretion of the Compensation Committee.

In the event of a termination of Mr. Colangelo's employment by Vericel without Cause or by Mr. Colangelo for Good Reason (as such terms are defined in the Colangelo Employment Agreement), Vericel shall pay Mr. Colangelo an amount equal to twelve months of his then-current base salary in equal installments over the one-year period following the date of termination of his employment, all of Mr. Colangelo time-based equity awards that would have vested during such one-year period shall vest and become exercisable or nonforfeitable upon the date of termination and, if Mr. Colangelo was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Colangelo a monthly cash payment equal to the full monthly COBRA premium until the earlier of twelve months following termination or the end Mr. Colangelo's COBRA health continuation period. In the event that Mr. Colangelo breaches the restrictive covenants set forth in the Colangelo Employment Agreement during the severance period, Vericel may cease severance payments to Mr. Colangelo. In lieu of the payments and benefits described above, in the event of the termination of Mr. Colangelo's employment by Vericel without Cause or by Mr. Colangelo for Good Reason, in either case within eighteen months following a Change in Control, (i) Vericel shall pay Mr. Colangelo a lump sum amount equal to (A) 1.5 times the sum of his base salary and his target bonus for the year in which the termination occurs plus (B) a pro-rated portion of his target bonus for the year of termination, (ii) if Mr. Colangelo was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Colangelo a monthly cash payment equal to the full monthly COBRA premium until the earlier of eighteen months following termination or the end of Mr. Colangelo's COBRA health continuation period, and (iii) all time-based equity awards held by Mr. Colangelo shall immediately vest and become fully exercisable or nonforfeitable as of the date of termination. Mr. Colangelo's right to receive any severance payment and benefits is conditioned upon and subject to Mr. Colangelo's signing and not revoking a general release of claims.

In addition, during his employment and after termination of the Colangelo Employment Agreement, Mr. Colangelo has agreed to keep Vericel's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties to Vericel. During the term of the Colangelo Employment Agreement and for a period of eighteen months thereafter Mr. Colangelo also agreed not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

Mr. Orlando's Agreement

On September 14, 2017, Mr. Orlando and Vericel entered into an Amended and Restated Employment Agreement (the "Orlando Employment Agreement"). Mr. Orlando's current annual base salary is $357,000, which is reviewed annually by the Compensation Committee. Mr. Orlando is also eligible to receive cash incentive compensation as determined by the Compensation Committee. Mr. Orlando's target annual incentive compensation is currently 40% of his base salary. From time to time and at the discretion of the Compensation Committee, Vericel may grant to Mr. Orlando equity awards pursuant to Vericel's then-current equity plan.

In the event of a termination of Mr. Orlando's employment by Vericel without Cause or by Mr. Orlando for Good Reason (as such terms are defined in the Orlando Employment Agreement), Vericel shall pay Mr. Orlando an amount equal to twelve months of his then-current base salary in equal installments over the twelve-month period beginning within sixty days after the date of termination of his employment and, if Mr. Orlando was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Orlando a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to Mr. Orlando had he remained employed by Vericel until the earlier of twelve months following termination or the end of Mr. Orlando's COBRA health continuation period. In the event that Mr. Orlando breaches the restrictive covenants set forth in the Orlando Employment Agreement during the severance period, Vericel may cease severance payments to Mr. Orlando. In lieu of the severance payments described above, in the event that Mr. Orlando's employment is terminated by Vericel without Cause or by Mr. Orlando for Good Reason, in either case within eighteen months following a Change in Control, (i) Vericel shall pay Mr. Orlando a lump sum amount equal to (A) the sum of his base salary and his target bonus for the year in which the termination occurs plus (B) a pro-rated portion of his target bonus for the year of termination, (ii) if Mr. Orlando was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Orlando a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to Mr. Orlando had he remained employed by Vericel until the earlier of twelve months following termination or the end of Mr. Orlando's COBRA health continuation period and (iii) all time-based equity awards held by Mr. Orlando shall immediately vest and become fully exercisable or nonforfeitable as of the date of termination. Mr. Orlando's right to receive any severance payment and benefits is conditioned upon and subject to Mr. Orlando's signing and not revoking a general release of claims.

In addition, during his employment and after termination of the Orlando Employment Agreement, Mr. Orlando has agreed to keep Vericel's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties Vericel. During the term of the Orlando Employment Agreement and for a period of twelve months thereafter Mr. Orlando has also agreed not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

Mr. Michel's Agreement

On September 15, 2017, Mr. Michel and Vericel entered into an Amended and Restated Employment Agreement (the "Michel Employment Agreement"). Mr. Michel's current annual base salary is $386,000, which is reviewed annually by the Compensation Committee. Mr. Michel is also eligible to receive cash incentive compensation as determined by Vericel. Mr. Michel's target annual incentive compensation is currently 40% of his base salary. Under the Michel Employment Agreement, from time to time and at the discretion of the Compensation Committee, Vericel may grant to Mr. Michel equity awards pursuant to Vericel's then-current equity plan.

In the event of a termination of Mr. Michel's employment by Vericel without Cause or by Mr. Michel for Good Reason (as such terms are defined in the Michel Employment Agreement), Vericel shall pay Mr. Michel an amount equal to twelve months of his then-current base salary in equal installments over the twelve-month period beginning within sixty days after the date of termination of his employment and, if Mr. Michel was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Michel a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to Mr. Michel had he remained employed by Vericel until the earlier of twelve months following termination or the end of Mr. Michel's COBRA health continuation period. In the event that Mr. Michel breaches the restrictive covenants set forth in the Michel Employment Agreement during the severance period, Vericel may cease severance payments to Mr. Michel. In lieu of the severance payments described above, in the event that Mr. Michel's employment is terminated by Vericel without Cause or by Mr. Michel for Good Reason, in either case within twelve months following a Change in Control, (i) Vericel shall pay Mr. Michel a lump sum amount equal to (A) the sum of his base salary and his target bonus for the year in which the termination occurs plus (B) a pro-rated portion of his target bonus for the year of termination, (ii) if Mr. Michel was participating in Vericel's group health plan immediately prior to his date of termination and elects COBRA coverage, Vericel shall pay Mr. Michel a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to Mr. Michel had he remained employed by Vericel until the earlier of twelve months following termination or the end of Mr. Michel's COBRA health continuation period and (iii) all time-based equity awards held by Mr. Michel shall immediately vest and become fully exercisable or nonforfeitable as of the date of termination. Mr. Michel's right to receive any severance payment and benefits is conditioned upon and subject to Mr. Michel's signing and not revoking a general release of claims.

In addition, during his employment and after termination of the Michel Employment Agreement, Mr. Michel has agreed to keep Vericel's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties to Vericel. During the term of the Michel Employment Agreement and for a period of twelve months thereafter Mr. Michel has also agreed not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

Acceleration of Vesting Under Stock Option Plans

Generally, in the event of a Change in Control of Vericel (as defined in our 2017 Plan) if awards under the 2017 Plan are not assumed, continued or substituted, awards shall vest immediately prior to the Change in Control and terminate on the day of the Change in Control. If assumed, continued or substituted and the participant's services to Vericel are terminated by Vericel or its successor without cause within twelve months of the Change in Control, the awards shall become fully vested and exercisable and may be exercised at any time prior to the earlier of the expiration date of the award or three months following the date of termination.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2017 and using the salary in effect on such date:

Name	Benefit	Termination w/o Cause or for Good Reason other than within 12 months following a Change in Control ($)	Termination w/o Cause or for Good Reason within 12 months following a Change in Control ($)
Dominick C. Colangelo	Severance Pay	555,500	1,666,500
	Health Care Benefits	23,860	35,790
	Equity Award Acceleration	622,888(1)	1,330,871(2)(3)

	Total	1,202,248	3,033,161
Daniel R. Orlando	Severance Pay	345,000	621,000
	Health Care Benefits	21,761	21,761
	Equity Award Acceleration	—	528,991(2)(3)

	Total	366,761	1,171,752
Gerard Michel	Severance Pay	374,000	673,200
	Health Care Benefits	21,761	21,761
	Equity Award Acceleration	—	522,131(2)(3)

	Total	395,761	1,217,092

(1)
This represents the cumulative value of the equity awards that would accelerate upon a termination of employment not in connection with a change in control. The amount represents the difference between the price of our common stock at the last business day of our last completed fiscal year and the exercise price multiplied by the number of option shares that would accelerate.

(2)
This represents the cumulative value of the equity awards that would accelerate upon a change in control, assuming that awards are not assumed, substituted or continued in a change in control. The amount represents the difference between the price of our common stock at the last business day of our last completed fiscal year and the exercise price multiplied by the number of option shares that would accelerate.

(3)
The price of our common stock at the last business day of our last completed fiscal year is less than the exercise price of certain stock options held by individuals above. As such, no value has been assigned to any acceleration that may occur upon a termination or a change in control for options granted with an exercise price greater than $5.45 (the closing price of our common stock on December 29, 2017, the last trading day of 2017).

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's total annual compensation to the total annual compensation of the principal executive officer ("PEO"). The PEO of Vericel is Dominick C. Colangelo.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2017 PEO to median employee pay ratio was approximately 13:1.

Dominick C. Colangelo ("PEO") 2017 Compensation	$1,474,026
Median Employee 2017 Compensation	$112,707
Ratio of PEO to Median Employee Compensation	13:1

We identified the median employee using W-2 compensation, plus estimated bonus, the fair market value of equity grants, life and disability insurance, and the estimated value of 401(k) match (whether or not vested), for all individuals who were employed by us on December 31, 2017, the last day of our fiscal year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were included in the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2017 Plan, the 2009 Plan, the 2004 Plan and the ESPP.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights ($)(b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders:	4,528,426(1)	3.77	4,998,211(2)
Equity compensation plans not approved by security holders:	—	—	—

Total	4,528,426	3.77	4,998,211

(1)
Includes 4,528,426 shares of common stock issuable upon the exercise of outstanding options.

(2)
As of March 13, 2018, there were zero shares available for grants under the 2004 Plan, zero shares available for grants under our 2009 Plan, 3,777,856 shares available for grants under our 2017 Plan and 570,489 shares available for grants under our ESPP.

Compensation of Directors

The Director Compensation table reflects all compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2017.

DIRECTOR COMPENSATION
FOR THE YEAR ENDED
DECEMBER 31, 2017

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Robert L. Zerbe	80,000	31,817	111,817
Kevin McLaughlin	59,500	31,817	91,317
Alan L. Rubino	63,500	31,817	95,317
Heidi Hagen	56,500	31,817	88,317
Paul Wotton	45,000	31,817	76,817
Steven Gilman	46,500	31,817	78,317
(1)
Amount reflects the grant date fair value of the named director's stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Notes 2 and 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 5, 2018. The discussion below provides details as to the aggregate number of option awards outstanding at fiscal year-end. As of December 31, 2017, none of our non-employee directors held unvested equity awards other than stock options.

(2)
Non-employee directors held the following unexercised stock options as of December 31, 2017:

Director	Stock Options
Robert L. Zerbe	69,763
Alan L. Rubino	69,763
Heidi Hagen	58,250
Steven Gilman	52,500
Kevin F. McLaughlin	52,500
Paul Wotton	52,500

At least every three years, the Compensation Committee engages an independent consultant to perform an analysis over the non-employee director compensation program. In 2017, the Compensation Committee engaged F.W. Cook to perform an independent review of the compensation program for non-employee directors. The review indicated that the non-employee director compensation was slightly below the median for option awards and for cash for certain committee members. Accordingly, the Compensation Committee determined that commencing in the second quarter of 2017 and for 2018 cash compensation would increase slightly for the Audit Committee and Compensation Committee chairs and committee members and that the annual stock option grant would increase from 15,000 to 17,500 shares.

Fees Earned or Paid in Cash.    The Chairman of the Board of Directors, if any, receives an annual fee of $80,000 paid in equal quarterly increments and does not receive additional fees for service as a member of the Board of Directors or as an individual committee member. Each other non-employee director receives an annual fee of $40,000 paid in equal quarterly increments. Until the second quarter of 2017, the chairperson of each standing committee received an additional annual fee of $18,000 for the Audit Committee, $12,500 for the Compensation Committee and $10,000 for the Governance Committee. Commencing in the second quarter of 2017 and for 2018, the chairperson of each standing committee will receive an additional annual fee of $20,000 for the Audit Committee, $14,500 for the Compensation Committee and $10,000 for the Governance Committee. Until the second quarter of 2017, the non-chair members of the Audit Committee each received an additional annual fee of $8,000 and each non-chair member of the Compensation Committee and Governance Committee received an additional annual fee of $5,000, in each case payable quarterly. Commencing in the second quarter of 2017 and for 2018, the non-chair members of the Audit Committee each will receive an additional $10,000 annual fee, each non-chair committee member of the Compensation Committee receives an additional $7,000 annual fee and each non-chair committee member of the Governance Committee receives an additional annual fee of $5,000, in each case payable quarterly.

Stock Option Awards.    We have in place a non-employee director compensation policy whereby a non-employee director who continued to serve beyond an Annual Meeting of Shareholders receives a stock option to purchase 17,500 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant. In 2017, non-employee directors received a stock option to purchase 15,000 shares at the 2017 Annual Meeting of Shareholders. For stock option grants made in 2015, 2016, 2017 or in the future, stock options vest in equal monthly increments over a period of one year. Newly elected directors joining the Board of Directors during the period between Annual Meetings of Shareholders receive a grant for a pro rata amount of the shares subject to the option (reflecting the period of time until the next Annual Meeting of Shareholders). In addition, each future nonemployee director who joins the Board of Directors will also receive a one-time stock option to purchase 17,500 shares on the date of such director's appointment which will vest over three years. In 2015, newly elected directors received a one-time stock option to purchase 15,000 shares. These equity grants are made under the terms of Vericel's then-existing equity compensation plans, as previously approved by the shareholders. Stock options issued to directors shall terminate and may no longer be exercised after the first to occur of (a) the expiration date of the option, (b) 24 months after the date on which the service to Vericel is terminated, or (c) a change in control to the extent provided in the stock option agreement.

Certain Relationships and Related Party Transactions

The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Vericel's preference to avoid related party transactions.

Vericel's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. All related party transactions shall be disclosed in Vericel's applicable filings with the Securities and Exchange Commission as required under SEC rules.

There were no such reportable relationships or related party transactions during the fiscal year ended December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Vericel's executive officers, directors and persons who beneficially own more than 10% of Vericel's common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Vericel with copies of all Section 16(a) forms filed by such persons.

Based solely on Vericel's review of such forms furnished to it and written representations from certain reporting persons, Vericel believes its executive officers, directors and more than 10% shareholders have complied with all filing requirements in 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2017, Mr. Rubino, Ms. Hagen and Dr. Gilman served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees Vericel's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our consolidated audited financial statements with generally accepted accounting principles. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an "independent director" as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Robert L. Zerbe, Alan L. Rubino and Kevin F. McLaughlin were members of the Audit Committee during the fiscal year ended December 31, 2017.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") in Auditing Standards No. 16 (Communication with Audit Committees). The Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accountant's independence. The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its audits, its evaluations of Vericel's internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PricewaterhouseCoopers LLP prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with PricewaterhouseCoopers LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Vericel's consolidated audited financial statements be included in Vericel's Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

Kevin F. McLaughlin, Chairman
Alan L. Rubino
Robert L. Zerbe

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Under Vericel's Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Vericel. To be timely, such notice must be received at Vericel's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Vericel's proxy statement was released to shareholders in connection with the previous year's Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of an special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals or nominations for directors for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 of the SEC's proxy rules for the next Annual Meeting of Shareholders will be November 21, 2018 and shareholder proposals submitted outside the processes of Rule 14a-8 received after November 21, 2018 will be considered untimely under Vericel's Bylaws. In order to be brought before the next Annual Meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC's proxy rules if such proposal or nomination is to be included in our proxy statement for the next Annual Meeting.

Shareholder proposals and director nominations should be delivered to: Vericel Corporation, 64 Sidney St., Cambridge, MA 02139, Attention: Corporate Secretary. Vericel recommends that such proposals be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available at www.proxyvote.com.

The SEC allows us to "incorporate by reference" information into this Definitive Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Definitive Proxy Statement, except for any information directly superseded by information contained in this Definitive Proxy Statement.

We incorporate by reference into this Definitive Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

•
the financial statements, quarterly data, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

•
the information relating to our executive officers contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as set forth under the caption "Executive Officers."

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Definitive Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Definitive Proxy Statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 by writing to Vericel at the following address: Vericel Corporation, 64 Sidney St., Cambridge, MA 02139.

You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

 TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,
JACQUELYN FAHEY SANDELL Corporate Secretary March 22, 2018

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 02, 2018 VERICEL CORPORATION You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. VERICEL CORPORATION ATTN: Jacquelyn Fahey Sandell 64 SIDNEY STREET CAMBRIDGE, MA 02139 0000366508_1 R1.0.1.17 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: March 09, 2018 Date: May 02, 2018Time: 9:00 AM EST Location: 64 Sidney St. Cambridge, Massachusetts 02139

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. 0000366508_2 R1.0.1.17 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 1. Notice & Proxy Statement2. Form 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert L. Zerbe 06 Paul Wotton 02 Alan L. Rubino 07 Dominick C. Colangelo 03 Heidi Hagen 04 Steven Gilman 05 Kevin McLaughlin The Board of Directors recommends you vote FOR the following proposal: 2To ratify the appointment of PricewaterhouseCoopers LLP as Vericel Corporation's Independent Registered Public Accounting firm for the fiscal year ending December 31, 2018. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3To approve on an advisory basis, the frequency of future named executive officer compensation advisory votes. The Board of Directors recommends you vote FOR the following proposal: 4To approve, on an advisory basis, the compensation of Vericel Corporation's named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting. 0000366508_3 R1.0.1.17 Voting items

0000366508_4 R1.0.1.17

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VERICEL CORPORATION ATTN: Jacquelyn Fahey Sandell 64 SIDNEY STREET CAMBRIDGE, MA 02139 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Robert L. Zerbe 06 Paul Wotton 02 Alan L. Rubino 07 Dominick C. Colangelo 03 Heidi Hagen 04 Steven Gilman 05 Kevin McLaughlin The Board of Directors recommends you vote FOR the following proposal: 2To ratify the appointment of PricewaterhouseCoopers LLP as Vericel Corporation's Independent Registered Public Accounting firm for the fiscal year ending December 31, 2018. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3To approve on an advisory basis, the frequency of future named executive officer compensation advisory votes. The Board of Directors recommends you vote FOR the following proposal: 4To approve, on an advisory basis, the compensation of Vericel Corporation's named executive officers. For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 NOTE: In their discretion, the proxies are 1 year 2 years 3 years 0 Abstain 0 authorized to vote upon any other matters that are properly brought by or at the direction of the 0 0 Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000366509_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com . VERICEL CORPORATION Annual Meeting of Shareholders May 2, 2018 9:00 AM EST This proxy is solicited by the Board of Directors The undersigned hereby appoints Dominick C. Colangelo and Gerard Michel, and hereby authorizes each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Vericel Corporation (the "Company") which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters located at 64 Sidney St. Cambridge, Massachusetts, 02139 on Wednesday, May 2, 2018 at 9:00 a.m. local time, and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1, 2 and 4, and "1 Year" for proposal 3. If you abstain from voting on proposals 2, 3 and 4 it will have no effect on the votings of the proposal. Continued and to be signed on reverse side 0000366509_2 R1.0.1.17